    As filed with the Securities and Exchange Commission on November 17, 2000

                                          Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          _____________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          _____________________________
                                BROOKTROUT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

     MASSACHUSETTS                                      04-2814792
(State of Organization)                     (I.R.S. Employer Identification No.)

                           250 FIRST AVENUE, SUITE 300
                          NEEDHAM, MASSACHUSETTS 02494
                    (Address of Principal Executive Offices)

                                BROOKTROUT, INC.
                      1992 STOCK INCENTIVE PLAN, AS AMENDED
                                       AND
                                BROOKTROUT, INC.
                  AMENDED AND RESTATED 1992 STOCK PURCHASE PLAN

                            (FULL TITLE OF THE PLANS)
                          =============================

                                  ERIC R. GILER
                                    President
                                Brooktrout, Inc.
                           250 First Avenue, Suite 300
                          Needham, Massachusetts 02494
                                 (781) 449-4100
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)
                          _____________________________

                                  With copy to:
                             THOMAS P. STORER, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000
                          _____________________________

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
  Title of Securities To Be          Amount to be            Proposed Maximum            Proposed Maximum            Amount of
          Registered                Registered (1)      Offering Price Per Share(4)   Aggregate Offering Price     Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
        Common Stock,             800,000 shares (2)              $13.00                    $10,400,000                $2,746
   $.01 par value per share        75,000 shares (3)              $11.05                    $   828,750                $  219
                                                                                                                       ------
                                                                                                                       $2,965
===================================================================================================================================

--------------------------------------------------------------------------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) Shares being registered under the Brooktrout, Inc. 1992 Stock Incentive Plan, as amended.
(3) Shares being registered under the Brooktrout, Inc. Amended and Restated 1992 Stock Purchase Plan.
(4) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the NASDAQ National Market on November 13, 2000.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference the following documents that have previously been filed with the Securities and Exchange Commission (the "Commission"):

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 2000 and June 30, 2000, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, each filed with the Commission pursuant to the Exchange Act; and

          (c) the description of the Registrant's common stock, par value $.01 per share, contained in the Registrant's Registration Statement on Form 8-A dated October 1, 1992, as amended, and filed with the Commission pursuant to
Section 12 of the Exchange Act.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Goodwin, Procter & Hoar LLP, Boston, Massachusetts, will pass upon the validity of the shares offered hereby. Thomas P. Storer, a partner of such firm, is Assistant Clerk of Brooktrout, Inc.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its By-laws the Registrant has elected to commit to provide indemnification to its Directors and Officers in specified circumstances. Generally, Article IV of the Registrant's By-laws indemnifies Directors and Officers of the Registrant against liability and expenses arising out of legal proceedings brought against them by reason of their status or service as Directors or Officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under this provision, a Director or Officer of the Registrant shall be indemnified by the Registrant for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant.

     The Registrant's By-laws establish the presumption that the Director or Officer has met the applicable standard of conduct required for indemnification. The indemnification above shall be made unless the Board of Directors, stockholders or independent counsel determines that the applicable standard of conduct has not been met. Such a determination shall be made by a majority vote of a quorum of the Directors or the stockholders, independent legal counsel or a court of competent jurisdiction. The Board of Directors shall authorize advancing litigation expenses to a Director or Officer at his or her request upon receipt of an undertaking by such Director or Officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     The Registrant's By-laws also provide that, in the event of a determination by the Board of Directors, stockholders or independent legal counsel that a Director or Officer did not meet the standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a Director or Officer, such Director or Officer may petition a court to make an independent determination of whether such Director or Officer is entitled to indemnification. The Registrant's By-laws explicitly provide for partial indemnification of costs and expenses in the event that a Director or Officer is not entitled to full indemnification.

     Article VI.D of the Registrant's Restated Articles of Organization eliminates the personal liability of the Registrant's Directors to the Registrant or its stockholders for monetary damages for breach of a Director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, the Commission has expressed its opinion that such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibits
--------

    *4.1 Brooktrout, Inc. 1992 Stock Incentive Plan, as amended, previously filed as Exhibit 10.1 to Brooktrout, Inc.'s Registration Statement on Form S-8 filed with the Commission on September 19, 1996, File No.333-12313
    *4.2 Second Amendment to Brooktrout, Inc. 1992 Stock Incentive Plan previously filed as Exhibit 4.2 to Brooktrout, Inc.'s Registration Statement on Form S-8 filed with the Commission on September 4, 1998, File No. 333-62959
    *4.3 Third Amendment to Brooktrout, Inc. 1992 Stock Incentive Plan previously filed as Exhibit 4.3 to Brooktrout, Inc.'s Registration Statement on Form S-8 filed with the Commission on October 12, 1999, File No. 333-88803
     4.4  Fourth Amendment to Brooktrout, Inc. 1992 Stock Incentive Plan
    *4.5 Brooktrout, Inc. Amended and Restated 1992 Stock Purchase Plan previously filed as Exhibit 4.3 to Brooktrout, Inc.'s Registration Statement on Form S-8 filed with the Commission on September 4, 1998, File No. 333-62959
    *4.6 First Amendment to Brooktrout, Inc. Amended and Restated 1992 Stock Purchase Plan previously filed as Exhibit 4.4 to Brooktrout, Inc.'s Registration Statement on Form S-8 filed with the Commission on September 4, 1998, File No. 333-62959
     4.7 Second Amendment to Brooktrout, Inc. Amended and Restated 1992 Stock Purchase Plan
     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
    23.1  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)
    23.2  Consent of Deloitte & Touche LLP, Independent Auditors
    24.1 Powers of Attorney (included on signature page to this Registration Statement)


*Incorporated by reference.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Brooktrout, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts on this 15th day of November, 2000.

                                        Brooktrout, Inc.

                                        By: /s/ Eric R. Giler
                                            ------------------------------------
                                                Eric R. Giler
                                                President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Eric R. Giler, David W. Duehren and Robert C. Leahy, and each of them acting singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                               TITLE                                                       DATE
---------                               -----                                                       ----

 /s/ Eric R. Giler                      President and Director                                      November 15, 2000
--------------------------------        (Principal Executive Officer)
 Eric R. Giler

 /s/ David W. Duehren                   Vice President of Research and                              November 15, 2000
--------------------------------        Development, Clerk and Director
 David W. Duehren

 /s/ Robert C. Leahy                    Vice President of Finance and Operations, and Treasurer     November 15, 2000
--------------------------------        (Principal Financial and Accounting Officer)
 Robert C. Leahy

 /s/ Robert G. Barrett                  Director                                                    November 15, 2000
--------------------------------
 Robert G. Barrett

 /s/ David L. Chapman                   Director                                                    November 15, 2000
--------------------------------
 David L. Chapman

 /s/ W. Brooke Tunstall                 Director                                                    November 15, 2000
--------------------------------
 W. Brooke Tunstall

                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION                                                                                       SEQUENTIAL PAGE
-----------    -----------                                                                                       ---------------

  *4.1         Brooktrout, Inc. 1992 Stock Incentive Plan, as amended, previously filed as Exhibit 10.1 to                __
               Brooktrout, Inc.'s Registration Statement on Form S-8 filed with the Commission on
               September 19, 1996, File No.333-12313

  *4.2         Second Amendment to Brooktrout, Inc. 1992 Stock Incentive Plan previously filed as Exhibit                 __
               4.2 to Brooktrout, Inc.'s Registration Statement on Form S-8 filed with the Commission on
               September 4, 1998, File No. 333-62959

  *4.3         Third Amendment to Brooktrout, Inc. 1992 Stock Incentive Plan previously filed as Exhibit                  __
               4.3 to Brooktrout, Inc.'s Registration Statement on Form S-8 filed with the Commission on
               October 12, 1999, File No. 333-88803

   4.4         Fourth Amendment to Brooktrout, Inc. 1992 Stock Incentive Plan                                              8

  *4.5         Brooktrout, Inc. Amended and Restated 1992 Stock Purchase Plan previously filed as Exhibit                 __
               4.3 to Brooktrout, Inc.'s Registration Statement on Form S-8 filed with the Commission on
               September 4, 1998, File No. 333-62959

  *4.6         First Amendment to Brooktrout, Inc. Amended and Restated 1992 Stock Purchase Plan                          __
               previously filed as Exhibit 4.4 to Brooktrout, Inc.'s Registration Statement on Form S-8
               filed with the Commission on September 4, 1998, File No. 333-62959

   4.7         Second Amendment to Brooktrout, Inc. Amended and Restated 1992 Stock Purchase Plan                          9

   5.1         Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered               10

  23.1         Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)                                           __

  23.2         Consent of Deloitte & Touche LLP, Independent Auditors                                                     11

  24.2         Powers of Attorney (included on signature page to this Registration Statement)                             __


*Incorporated by reference.